As filed with the Securities and Exchange Commission on May 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	27-1840403
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2000 Avenue of the Stars, Suite 1000N

Los Angeles, CA 90067

(310) 553-0555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carol H. Forsyte

Executive Vice President, General Counsel,

Corporate Secretary & Chief Compliance Officer

Air Lease Corporation

2000 Avenue of the Stars, Suite 1000N

Los Angeles, CA 90067

(310) 553-0555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John-Paul Motley, Esq.

Cooley LLP

355 South Grand Avenue, Suite 900

Los Angeles, CA 90071

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective.

SUBJECT TO COMPLETION, DATED MAY 6, 2024

PROSPECTUS

AIR LEASE CORPORATION

4,643,608 Shares

of

Class A Common Stock

Offered, from time to time, by the Selling Stockholders

The selling stockholders identified in this prospectus may, from time to time in one or more offerings, offer and sell up to 4,643,608 shares of our Class A Common Stock. The selling stockholders acquired the shares of Class A Common Stock offered by this prospectus in a private placement. We are registering the offer and sale of the shares of Class A Common Stock by the selling stockholders to satisfy registration rights that we granted to the selling stockholders. The registration of these shares of our Class A Common Stock does not necessarily mean that any of our Class A Common Stock will be sold by the selling stockholders. We will not receive any proceeds from the resale of shares of Class A Common Stock, from time to time in one or more offerings, by the selling stockholders, but we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A Common Stock by the selling stockholders, except that we will not bear any brokers’ or underwriters’ discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our Class A Common Stock by the selling stockholders.

This prospectus provides a general description of the securities the selling stockholders may offer. Each time the selling stockholders sell securities, we, or parties acting on our behalf, will, if required, provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. You should carefully read this prospectus and any prospectus supplement and free writing prospectus accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you invest in our securities.

Our Class A Common Stock is listed on the New York Stock Exchange, or NYSE, under the symbol “AL.”

Investment in any securities offered by this prospectus involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 8 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and/or free writing prospectus and the risk factors included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration or continuous offering process. Under this shelf registration process, the selling stockholders may sell up to 4,643,608 shares of Class A Common Stock from time to time in one or more offerings.

This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time the selling stockholders sell securities, pursuant to the registration statement of which this prospectus forms a part, we, or parties acting on our behalf, will, if required, provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone, including the selling stockholders, to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus, together with the additional information described under the heading “Incorporation by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries contained herein are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. No selling stockholder is making offers to sell any securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, when this prospectus, any prospectus supplement or any free writing prospectus uses the terms “Company,” “ALC,” “we,” “our” and “us,” such terms refer to Air Lease Corporation and its consolidated subsidiaries. Our fiscal year ends on December 31. When this prospectus, any prospectus supplement or any free writing prospectus refers to particular years or quarters in connection with the discussion of our results of operations or financial condition, those references mean the relevant fiscal years and fiscal quarters, unless otherwise stated.

The information in this prospectus, in any accompanying prospectus supplement, in any free writing prospectus and in the documents incorporated by reference or deemed incorporated by reference herein or therein concerning market share, ranking, industry data and forecasts is obtained from industry publications, surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. Although we believe that this publicly available information and the information provided by these industry sources is reliable, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. You can review a copy of the registration statement available on the SEC’s website at www.sec.gov.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, file annual, quarterly and current reports, proxy and information statements and other information with the SEC. These filings are available to the public free of charge on the SEC’s website at www.sec.gov.

Our filings with the SEC are also available free of charge on our website at www.airleasecorp.com. We may post information that is important to investors on our website. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus. You may also request a copy of our SEC filings, at no cost, by writing or telephoning our General Counsel and Corporate Secretary at:

Air Lease Corporation

General Counsel and Corporate Secretary

2000 Avenue of the Stars, Suite 1000N

Los Angeles, California 90067

(310) 553-0555

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus will be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (filed with the SEC on February 15, 2024);

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2023 from our Definitive Proxy Statement on Schedule 14A (filed with the SEC on March 18, 2024);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 (filed with the SEC on May 6, 2024);

•

our Current Reports on Form  8-K filed with the SEC on January  24, 2024, February  28, 2024, March  27, 2024 and April 30, 2024 (with respect to Items 1.01, 2.03 and Exhibit 10.1 of Item 9.01(d) only); and

•

the description of our capital stock contained in our Registration Statement on Form 8-A, filed on April 4, 2011, as updated by Exhibit 4.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed on November 4, 2021, including any amendments or reports filed for the purpose of updating such descriptions.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the address and telephone number set forth above under “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Statements in this prospectus and the accompanying prospectus supplement, including the documents that are incorporated by reference, that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements are based on our current intent, belief and expectations. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” “seeks” and similar words or phrases. Accordingly, these statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such statements. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of the factors discussed in the section titled “Risk Factors” beginning on page 8 of this prospectus and in our most recent Annual Report on Form 10-K, and elsewhere in this prospectus, any accompanying prospectus supplement and the documents that are incorporated by reference in this prospectus and any accompanying prospectus supplement, including the following factors, among others:

•	our inability to obtain additional capital on favorable terms, or at all, to acquire aircraft, service our debt obligations and refinance maturing debt obligations;

•	increases in our cost of borrowing, decreases in our credit ratings, or changes in interest rates;

•	our inability to generate sufficient returns on our aircraft investments through strategic acquisition and profitable leasing;

•

the failure of an aircraft or engine manufacturer to meet its contractual obligations to us, including or as a result of manufacturing flaws and technical or other difficulties with aircraft or engines before or after delivery;

•	our ability to recover losses related to aircraft detained in Russia, including through insurance claims and related litigation;

•	obsolescence of, or changes in overall demand for, our aircraft;

•

changes in the value of, and lease rates for, our aircraft, including as a result of aircraft oversupply, manufacturer production levels, our lessees’ failure to maintain our aircraft, inflation, and other factors outside of our control;

•	impaired financial condition and liquidity of our lessees, including due to lessee defaults and reorganizations, bankruptcies or similar proceedings;

•	increased competition from other aircraft lessors;

•	the failure by our lessees to adequately insure our aircraft or fulfill their contractual indemnity obligations to us, or the failure of such insurers to fulfill their contractual obligations;

•	increased tariffs and other restrictions on trade;

•	changes in the regulatory environment, including changes in tax laws and environmental regulations;

•

other events affecting our business or the business of our lessees and aircraft manufacturers or their suppliers that are beyond our or their control, such as the threat or realization of epidemic diseases, natural disasters, terrorist attacks, war or armed hostilities between countries or non-state actors; and

•	any additional factors discussed under “Part I—Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, and other SEC filings, including future SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from our expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement. Further, any forward-looking statement speaks only as of the date on which it is made, and we do not intend and undertake no obligation to update any forward-looking statement to reflect actual results or events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

AIR LEASE CORPORATION

Air Lease Corporation is a leading aircraft leasing company that was founded by aircraft leasing industry pioneer, Steven F. Udvar-Házy. We are principally engaged in purchasing the most modern, fuel-efficient new technology commercial jet aircraft directly from aircraft manufacturers, such as Airbus S.A.S. and The Boeing Company, and leasing those aircraft to airlines throughout the world with the intention to generate attractive returns on equity. In addition to our leasing activities, we sell aircraft from our fleet to third parties, including other leasing companies, financial services companies, airlines and other investors. We also provide fleet management services to investors and owners of aircraft portfolios for a management fee. For additional information about our business, operations and financial results, see the documents listed under “Incorporation by Reference.”

Air Lease Corporation is incorporated in Delaware. Our principal executive office is located at 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067. Our telephone number is (310) 553-0555 and our website is www.airleasecorp.com. Information included or referred to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, in addition to the other information contained in this prospectus and any prospectus supplement or free writing prospectus, you should carefully consider the risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. See “Where You Can Find More Information” and “Incorporation by Reference.” Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Class A Common Stock by the selling stockholders. Any proceeds from the sale by the selling stockholders of the shares of Class A Common Stock offered by this prospectus will be received by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of the shares of Class A Common Stock to be sold by the selling stockholders offered by this prospectus.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTION WITH SELLING STOCKHOLDERS

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, dated June 4, 2010, by and between us and FBR Capital Markets & Co. (the “Registration Rights Agreement”), the holders of 4,643,608 shares of Class A Common Stock currently outstanding have the following rights:

On or before April 30, 2011, we were required to file with the SEC, at our expense, a shelf registration statement providing for the resale of any registrable shares from time to time by the holders of such shares. We filed such a registration statement on April 29, 2011. We are also required to maintain, at our expense, a shelf registration statement providing for the resale of any registrable shares, from time to time in one or more offerings, by holders of such shares. This prospectus is part of a shelf registration statement that we have filed in accordance with our obligations under the Registration Rights Agreement.

We will use our commercially reasonable efforts to cause an applicable shelf registration statement to remain effective until the earliest to occur of:

•	such time as all of the registrable shares covered by the shelf registration statement have been sold in accordance with such shelf registration statement; and

•

such time as all registrable shares are eligible for sale without any volume or manner of sale restrictions or compliance by us with any current public information requirements pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act and are listed for trading on a national securities exchange.

If a registration statement required to be filed by the Registration Rights Agreement ceases to be effective and is not declared effective by the SEC again by the 30th day after such registration statement ceases to be effective or if a registration statement registering the resale of any registrable shares has not been declared effective by the SEC by the 180th day after the filing of such registration statement, a special meeting of stockholders must be called and held within 45 days of such date in accordance with our fourth amended and restated bylaws. At the special meeting, stockholders will vote upon the removal of each or our then-serving directors and will elect such number of directors as there are then vacancies (including any vacancies created by removal of any director). The removal of any director under this remedy provided by the Registration Rights Agreement requires the affirmative vote of the holders of a majority of all outstanding shares of common stock.

Indemnification of Directors and Officers

Our restated certificate of incorporation and fourth amended and restated bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it currently exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. In addition, our restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors.

In addition to the indemnification provided by our restated certificate of incorporation and fourth amended and restated bylaws, we have entered into agreements to indemnify our directors and executive officers. These agreements, among other things and subject to certain standards to be met, require us to indemnify these directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. These agreements also require us to advance expenses to these officers and directors for defending any such action or proceeding, subject to an undertaking to repay such amounts if it is ultimately determined that such director or officer was not entitled to be indemnified for such expenses.

We maintain, at our expense, an insurance policy that insures our officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities.

SELLING STOCKHOLDERS

The selling stockholders named below may offer, from time to time in one or more offerings, up to an aggregate of 4,643,608 shares of our Class A Common Stock, subject to adjustments for stock splits, stock dividends and reclassifications. The following table sets forth the names of the selling stockholders and the number of shares of Class A Common Stock held by each of them as of April 19, 2024.

Information in the table below with respect to beneficial ownership has been furnished by each of the selling stockholders. There are currently no agreements, arrangements or understandings with respect to the sale of any of the shares. The shares are being registered to permit public secondary trading of the shares, and selling stockholders may offer the shares for resale from time to time in one or more offerings. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if they have or share the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or have the right to acquire such powers within 60 days. In computing the percentage ownership of a person, shares of our Class A Common Stock subject to restricted stock units held by that person are deemed to be outstanding if they will vest within 60 days of April 19, 2024. The shares subject to restricted stock units are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All percentages in the following tables are based on a total of 111,366,907 shares of our Class A Common Stock outstanding as of April 19, 2024.

The selling stockholders listed in the table below may have sold, transferred, otherwise disposed of or purchased, or may sell, transfer, otherwise dispose of or purchase, at any time and from time to time, shares of our Class A Common Stock in transactions exempt from the registration requirements of the Securities Act or in the open market after the date on which they provided the information set forth in the table below. We do not know which (if any) of the selling stockholders named below actually will offer to sell shares pursuant to this prospectus, or the number of shares that each of them will offer.

Any affiliate of a broker-dealer will be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, unless such selling stockholder purchased in the ordinary course of business and, at the time of its purchase of the stock, did not have any agreements or understandings, directly or indirectly, with any person to distribute the stock. As a result, any profits on the sale of the Class A Common Stock by selling stockholders who are deemed to be “underwriter” and any discounts, commissions or concessions received by any such broker-dealers who are deemed to be “underwriters” will be deemed to be underwriting discounts and commissions under the Securities Act. Selling stockholders who are deemed to be “underwriters” will be subject to the prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Information about additional selling stockholders, if any, including their identities and the securities to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings that we make with the SEC under the Exchange Act, which are incorporated by reference in this prospectus. Information concerning the selling stockholders may change from time to time. Any changes to the information provided below will be set forth in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act, which are incorporated by reference into this prospectus if and when necessary.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each selling stockholder named in the following table possesses sole voting and investment power over the shares listed.

Unless otherwise noted below, the address of each selling stockholder listed in the table is c/o Air Lease Corporation, 2000 Avenue of the Stars, Suite 1000N, Los Angeles, California 90067.

	Beneficial Ownership Before Resale		Number of shares offered pursuant to this prospectus	Beneficial Ownership After Resale(1)
	Class A Common Stock			Class A Common Stock
Name of selling stockholder	Number of Shares	%		Number of Shares	%
Air Intercontinental, Inc.(2)(14)	329,350	*	328,889	461	*
Alex A. Khatibi Living Trust(3)	65,811	*	50,178	15,633	*
Emerald Financial LLC(4)(14)	36,000	*	35,925	75	*
Hart, Matthew J.(5)	54,988	*	10,000	44,988	*
Házy Family Community Property Trust 5/28/85(6)(14)	2,705,000	2.43%	2,700,000	5,000	*
Levy Family Trust(7)	139,013	*	63,313	75,700	*
Milton, Robert A.(5)	45,001	*	10,000	35,001	*
Ocean Equities, Inc.(8)(14)	102,000	*	101,667	333	*
Plueger Family Trust(9)	762,929	*	193,939	568,990	*
Poerschke, John D.(10)	81,158	*	19,462	61,696	*
Steven F. Udvar-Házy Separate Property Trust(6)(14)	1,205,558	1.08%	1,043,125	162,433	*
Udvar-Házy, Christine L.(11)(14)	36,745	*	26,000	10,745	*
Udvar-Házy, Courtney C.(12)(14)	16,550	*	10,000	6,550	*
Udvar-Házy, Karissa K.(12)(14)	19,500	*	12,500	7,000	*
Udvar-Házy, Steven C.(13)(14)	24,500	*	17,500	7,000	*
Udvar-Házy, Trenton S.(13)(14)	17,000	*	10,000	7,000	*
Willis, Gregory B., II(15)	67,257	*	11,110	56,147	*

*	Less than 1.0%.
(1)

Assumes that each named selling stockholder sells all of the shares of our Class A Common Stock it is offering for sale under this prospectus and neither acquires nor disposes of any other shares, or rights to purchase other shares of our Class A Common Stock, subsequent to the date as of which we obtained information regarding its holdings. Because the selling stockholders are not obligated to sell all or any portion of the shares of our Class A Common Stock shown as offered by them, we cannot estimate the actual number of shares (or the actual percentage of the class) of our Class A Common Stock that will be held by any selling stockholder upon completion of the offering. We are registering the offer and sale of the shares of Class A Common Stock by the selling stockholders to satisfy registration rights we granted to the selling stockholders. See “Certain Relationships and Related Party Transactions with Selling Stockholders—Registration Rights Agreement.”

(2)

Steven F. Udvar-Házy is the Executive Chairman of the Board of Directors of the Company. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Air Intercontinental, Inc., of which he is the sole stockholder and one of three directors. The remaining directors, Christine L. Udvar-Házy, his wife, and Steven C. Udvar-Házy, his son, disclaim beneficial ownership of the shares held by Air Intercontinental, Inc., except to the extent of their respective pecuniary interests therein.

(3)

Alex A. Khatibi is an Executive Vice President of the Company. Mr. Khatibi is the trustee of the Alex A. Khatibi Living Trust and has sole voting and investment power over the shares held by such selling stockholder.

(4)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, has sole voting and investment power with respect to the shares of Class A Common Stock held by Emerald Financial LLC. Mr. Udvar-Házy is one of three managers of Emerald Financial LLC, together with Christine L. Udvar-Házy and Karissa K. Udvar-Házy, his daughter. Mrs. Udvar-Házy disclaims beneficial ownership of the shares held by Emerald Financial LLC, and Mrs. Udvar-Házy disclaims beneficial ownership of the shares held by Emerald Financial LLC, except to the extent of her pecuniary interests therein.
(5)

Mr. Hart and Mr. Milton are members of the Board of Directors of the Company. The beneficial holdings of Mr. Hart and Mr. Milton each include 3,461 shares of Class A Common Stock underlying unvested restricted stock units held by the director that vest within 60 days of April 19, 2024.

(6)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, is the trustee of the Házy Family Community Property Trust 5/28/85 and the Steven F. Udvar-Házy Separate Property Trust and has sole voting and investment power over the shares held by each of such selling stockholders.

(7)

Grant A. Levy is an Executive Vice President of the Company. Mr. Levy and Margaret Levy, as trustees of the Levy Family Trust, have shared voting and investment power over the shares held by such selling stockholder. As of April 19, 2024, Mr. Levy was deemed to beneficially own, in addition to the 139,013 shares owned by the Levy Family Trust, an aggregate of 8,200 shares of Class A Common Stock held by two of Mr. Levy’s children. Mr. Levy disclaims beneficial ownership of the shares held directly by such children, except to the extent of his pecuniary interest therein.

(8)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, has sole voting and investment power with respect to the shares held by Ocean Equities, Inc. A trust of which Mr. Udvar-Házy is the trustee is the sole stockholder of Ocean Equities, Inc., and Mr. Udvar-Házy is one of the three directors. The remaining directors, Christine L. Udvar-Házy and Steven C. Udvar-Házy, disclaim beneficial ownership of the shares held by Ocean Equities, Inc., except to the extent of their respective pecuniary interests therein.

(9)

John L. Plueger is the Chief Executive Officer and President of the Company, as well as a member of the Board of Directors of the Company. Mr. Plueger and Celeste J. Lesperance, as trustees of the Plueger Family Trust, have shared voting and investment power over the shares held by such selling stockholder. As of April 19, 2024, Mr. Plueger was deemed to beneficially own, in addition to the 762,929 shares owned by the Plueger Family Trust, an aggregate of 1,000 shares of Class A Common Stock owned by his sons. Mr. Plueger disclaims beneficial ownership of the shares owned by his sons, except to the extent of his pecuniary interest therein.

(10)	Mr. Poerschke is an Executive Vice President of the Company.
(11)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Christine L. Udvar-Házy, his wife. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by Mrs. Udvar-Házy, except to the extent of his pecuniary interest therein.

(12)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Courtney L. Udvar-Házy and Karissa K. Udvar-Házy, his daughters. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his daughters, except to the extent of his pecuniary interest therein.

(13)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, may be deemed to beneficially own the shares of Class A Common Stock held directly by Steven C. Udvar-Házy and Trenton S. Udvar-Házy, his sons. However, Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his sons, except to the extent of his pecuniary interest therein.

(14)

Steven F. Udvar-Házy, the Executive Chairman of the Board of Directors of the Company, may be deemed to beneficially own an aggregate of 5,794,049 shares of Class A Common Stock, representing approximately 5.2% of the outstanding shares of Class A Common Stock of the Company as of April 19, 2024. These 5,794,049 shares consist of 329,350 shares of Class A Common Stock held directly by Air Intercontinental, Inc.; 102,000 shares of Class A Common Stock held directly by Ocean Equities, Inc.; 36,000 shares of Class A Common Stock held directly by Emerald Financial LLC; 2,705,000 shares of Class A Common Stock held directly by the Házy Family Community Property Trust 5/28/85, of which Mr. Udvar-Házy is the trustee and has sole voting and investment power; 1,205,558 shares of Class A Common Stock held directly by the Udvar-Házy Separate Property Trust, of which Mr. Udvar-Házy is the trustee and has sole voting and investment power; 1,290,946 shares of Class A Common Stock held directly by Mr. Udvar-Házy; 10,900 shares of Class A Common Stock held as custodian for his grandchildren and 114,295 shares of Class A Common Stock held directly in the aggregate by Mr. Udvar-Házy’s wife and children. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Air Intercontinental, Inc., of which he is the sole stockholder and one of three directors. The remaining directors, Christine L. Udvar-Házy, his wife, and Steven C. Udvar-Házy, his son, disclaim beneficial ownership of the shares held by Air Intercontinental, Inc., except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy has sole voting and investment power with respect to the shares held by Ocean Equities, Inc. A trust of which Mr. Udvar-Házy is the trustee is the sole stockholder of Ocean Equities, Inc., and Mr. Udvar-Házy is one of the three directors. The remaining directors, Mrs. Udvar-Házy and Mr. S. C. Udvar-Házy, disclaim beneficial ownership of the shares held by Ocean Equities, Inc., except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy has sole voting and investment power with respect to the shares of Class A Common Stock held by Emerald Financial LLC. Mr. Udvar-Házy is one of three managers of Emerald Financial LLC, together with Mrs. Udvar-Házy and Karissa K. Udvar-Házy, his daughter. Mrs. Udvar-Házy disclaims beneficial ownership of the shares held by Emerald Financial LLC and Mrs. Udvar-Házy disclaim beneficial ownership of the shares held by Emerald Financial LLC, except to the extent of their respective pecuniary interests therein. Mr. Udvar-Házy disclaims beneficial ownership of the shares held directly by his wife and children, except to the extent of his pecuniary interest therein. An aggregate of 4,285,606 shares of Class A Common Stock that may be deemed to be beneficially owned by Mr. Udvar-Házy are being included in this prospectus. Assuming that all such shares are sold, Mr. Udvar-Házy may be deemed to beneficially own approximately 1.4% of the outstanding shares of Class A Common Stock of the Company as of April 19, 2024 following this offering.
(15)	Mr. Willis is an Executive Vice President and the Chief Financial Officer of the Company.

PLAN OF DISTRIBUTION

General

The selling stockholders may sell some or all of the securities being offered by this prospectus, from time to time in one or more offerings, by a variety of methods, including the following:

•	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

•	through short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts or other obligations;

•	a combination of any of these methods; or

•	by any other method permitted pursuant to applicable law.

The selling stockholders may also sell the securities being offered by this prospectus under Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule, or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

As used in this prospectus, “selling stockholders” includes transferees, pledgees, donees, assignees or successors selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

We will not receive any proceeds from the sale of shares of our Class A Common Stock that may be sold from time to time pursuant to this prospectus by the selling stockholders. We will bear the costs associated with this registration in accordance with the registration rights agreement. However, the selling stockholders will bear any brokerage commissions, transfer taxes, or underwriting commissions and discounts attributable to their sale of the securities being offered by this prospectus. To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the securities being offered by this prospectus by the selling stockholders.

The securities may be distributed by the selling stockholders from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of the securities being offered by this prospectus will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

The selling stockholders who participate in the sale or distribution of the shares of Class A Common Stock offered by the selling stockholders and any broker-dealers or agents who participate in the distribution of securities offered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any selling stockholders, broker-dealers or agents who are deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to prospectus delivery requirements of the Securities Act and to certain statutory liabilities, including, but not limited to, those under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. In addition, any profits on the sale of the Class A Common Stock by any selling stockholders, broker-dealers or agents deemed to be “underwriters” and any discounts, commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities under this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus will be limited to an amount that is fair and reasonable, with such amount to be evaluated based on the size and type of the securities being offered as well as the risk assumed by the underwriters, dealers or agents, as the case may be. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of Class A Common Stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of our Class A Common Stock. In addition, the selling stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

With respect to the offering and sale of the Class A Common Stock under this prospectus by the selling stockholders, we have agreed to indemnify each selling stockholder and any underwriter for such selling stockholder (as determined in the Securities Act) against specified liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us against specified liabilities, including liabilities under the Securities Act. In addition, we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the Class A Common Stock by the selling stockholders to the public, including the payment of federal securities law and state blue sky registration fees and the reasonable fees and disbursements of one counsel for the selling stockholders, except that we will not bear any brokers’ or underwriters’ discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of shares of our Class A Common Stock by the selling stockholders.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP.

EXPERTS

The consolidated financial statements of Air Lease Corporation and its subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

AIR LEASE CORPORATION

4,643,608 Shares of Class A Common Stock

Offered, from time to time, by the Selling Stockholders

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses (other than underwriting compensation) to be incurred by us in connection with the offering of the securities being registered hereby. The selling stockholders will not bear any portion of such costs and expenses. All the amounts shown are estimates.

SEC registration fee	$(1)
Legal fees	(2)
Accounting fees	(2)
Printing and engraving expenses	(2)
Blue sky fees and expenses	(2)
Miscellaneous	(2)

Total(3)	$(2)

(1)

Pursuant to Rule 415(a)(6), we are including on this registration statement 4,643,608 shares of Class A Common Stock to be offered by the selling stockholders, which were previously registered pursuant to our Registration Statement on Form S-3 (No. 333-255862) (the “Prior Registration Statement”), filed with the Securities and Exchange Commission on May 7, 2021. The prior Registration Statement included fees of $23,858.73 for the registration of 4,667,808 shares of Class A Common Stock, and the filing fee previously paid will continue to apply to the shares of Class A Common Stock to be offered by the selling stockholders. Of the up to 4,667,808 shares of our Class A Common Stock registered pursuant to the Prior Registration Statement, 24,200 shares were disposed of prior to the filing of this registration statement.

(2)

These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

(3)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any supplements prepared in connection therewith.

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to our restated certificate of incorporation and fourth amended and restated bylaws.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty, except (A) where the director or officer (i) breached the duty of loyalty, (ii) failed to act in good faith, (iii) engaged in intentional misconduct or knowingly violated a law, (iv) authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or (v) obtained an improper personal benefit, or (B) actions against an officer by or in the right of the corporation.

Our restated certificate of incorporation provides for this limitation of liability for our directors.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145(b) further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and, only to the extent that, the Delaware Court of Chancery or such other court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

Our fourth amended and restated bylaws provide for the indemnification of officers and directors of our Company consistent with Section 145 of the DGCL.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our restated certificate of incorporation, our fourth amended and restated bylaws, agreement, vote of stockholders or directors or otherwise. We also entered into indemnification agreements with our directors and executive officers that generally provide for mandatory indemnification to the fullest extent permitted by law.

Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability. We maintain, at our expense, an insurance policy that insures our officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities.

Item 16.	Exhibits.

EXHIBIT INDEX

				Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

1.1	Form of Underwriting Agreement				To be filed by amendment or incorporated by reference if required by an offering of the specified securities.

4.1	Restated Certificate of Incorporation of Air Lease Corporation	S-1	333-171734	3.1	January 14, 2011

4.2	Fourth Amended and Restated Bylaws of Air Lease Corporation	8-K	001-35121	3.1	March 27, 2018

4.3	Form of Specimen Class A Common Stock Certificate	S-1	333-171734	4.1	March 25, 2011

4.4	Certificate of Designations of 6.150% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A	8-A	001-35121	3.2	March 4, 2019

4.5	Certificate of Designations of 4.650% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	8-K	001-35121	3.1	March 2, 2021

4.6	Certificate of Designations with respect to the 4.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series C	8-K	001-35121	3.1	October 13, 2021

4.7	Registration Rights Agreement, dated as of June 4, 2010, between Air Lease Corporation and FBR Capital Markets & Co., as the initial purchase/placement agent	S-1	333-171734	4.2	January 14, 2011

5.1	Opinion of Cooley LLP				Filed herewith

23.1	Consent of Independent Registered Accounting Firm				Filed herewith

23.2	Consent of Cooley LLP				Included in Exhibit 5.1

24.1	Power of Attorney				Included on the signature page hereto

107	Calculation of Filing Fee Tables				Filed herewith

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on May 6, 2024.

AIR LEASE CORPORATION

By:	/s/ Gregory B. Willis
Name:	Gregory B. Willis
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Steven F. Udvar-Házy, John L. Plueger and Carol H. Forsyte, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for him or her and in his or her name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, any and all post-effective amendments to this Registration Statement, and any Registration Statement filed pursuant to Rule 413 or Rule 462 under the Securities Act, as the attorney-in-fact and to file or cause to be filed the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven F. Udvar-Házy Steven F. Udvar-Házy	Executive Chairman of the Board of Directors	May 6, 2024

/s/ John L. Plueger John L. Plueger	Chief Executive Officer and President (Principal Executive Officer)	May 6, 2024

/s/ Gregory B. Willis Gregory B. Willis	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 6, 2024

/s/ Matthew J. Hart Matthew J. Hart	Director	May 6, 2024

Signature	Title	Date

/s/ Yvette Hollingsworth Clark Yvette Hollingsworth Clark	Director	May 6, 2024

/s/ Cheryl Gordon Krongard Cheryl Gordon Krongard	Director	May 6, 2024

/s/ Marshall O. Larsen Marshall O. Larsen	Director	May 6, 2024

/s/ Susan R. McCaw Susan R. McCaw	Director	May 6, 2024

/s/ Robert A. Milton Robert A. Milton	Director	May 6, 2024

Ian M. Saines	Director